DREYFUS VARIABLE INVESTMENT FUND.

Certificate of Secretary

     The undersigned, Michael A. Rosenberg, Secretary of Dreyfus Variable Investment Fund (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing by Michael A. Rosenberg, Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Kathleen DeNicholas, Janette E. Farragher, John B. Hammalian, M. Cristina Meiser, Robert R. Mullery and Jeff Prusnofsky on behalf of the proper officers of the Fund pursuant to a power of attorney:

RESOLVED, that the Registration Statement and any and all
amendments and supplements thereto may be signed by any one of
Michael A. Rosenberg, Kiesha Astwood, James Bitetto, Joni Lacks
Charatan, Joseph M. Chioffi, Kathleen DeNicholas, Janette E.
Farragher, John B. Hammalian, M. Cristina Meiser, Robert R.
Mullery and Jeff Prusnofsky, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and re-
substitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration
Statement and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.

     IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 1st day of December 2009.

/s/Michael A. Rosenberg
Michael A. Rosenberg
Secretary

(SEAL) DREYFUS VARIABLE INVESTMENT FUND